Exhibit 99

For Immediate Release	Contact Information
Monday, March 12, 2007	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

The Exploration Company Reports Record
Revenues and Reserves for 2006

SAN ANTONIO - March 12, 2007 - The Exploration Company (Nasdaq:TXCO) today reported results for its year and quarter ended Dec. 31, 2006. The Company set records in 2006 for:
●	Revenues
●	Operating income and cash flow
●	Oil and gas sales
●	Proved reserves

For the year, total revenues rose to a record $72.4 million, an 8 percent increase from $67.0 million in 2005. The Company's net income was $7.2 million, or $0.22 per share, compared with $13.7 million, or $0.48 per share, in the prior year, which included the benefit of a $24.5 million pre-tax gain from an asset sale to EnCana Oil & Gas (USA) Inc. of certain Maverick Basin assets. All per-share amounts are on a diluted basis.

Operating income rose to a record $10.5 million, a 44 percent increase from $7.3 million in the prior year. Net cash provided by operating activities also set a record, $24.7 million, a nearly 300 percent increase from $6.3 million recorded in the prior year. Ebitda - earnings before income taxes, interest expense, depreciation, depletion, amortization, impairment and abandonment expense - was a record $37.3 million or $1.17 per share, up 75 percent from $21.3 million, or $0.74 per share in 2005. Ebitdax - Ebitda plus exploration expense - also set a record at $40.3 million, $1.26 per share, a 64 percent increase from $24.6 million, or $0.85 per share, a year earlier. See the Company's Web site at www.txco.com for a reconciliation of non-GAAP financial measures.

Total assets at year end stood at $143.8 million, a 31 percent increase from $109.5 million at Dec. 31, 2005. Stockholder equity in TXCO was $123.6 million versus $83.3 million at year-end 2005, a 48 percent increase.

TXCO's oil and gas sales increased 47 percent from the prior year to a record $56.5 million, partially offset by a decline in gas gathering revenues to $15.9 million as gas volumes declined. The Company's average commodity price for crude oil rose to $62.56 per barrel while the average price for natural gas declined to $7.18 per thousand cubic feet, compared with 2005.

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Fourth Quarter Results
TXCO's revenues for the three months ended Dec. 31, 2006, were $15.3 million, compared to $19.8 million for fourth-quarter 2005. The Company incurred a quarterly net loss of $4.4 million, $0.13 per share, compared to net income of $2.8 million, $0.09 per share, in the year-earlier period. The loss primarily resulted from higher depletion rates due to engineering adjustments on six Glen Rose Porosity wells placed on production in quarters three and four, which did not perform as originally projected. These wells have been evaluated and are scheduled for re-entry in 2007.

Oil and gas sales rose to $12.1 million, compared to $11.0 million in the year-earlier quarter. Oil and gas volumes increased to 1.5 Bcfe, compared with 1.1 Bcfe in fourth-quarter 2005.

All 2006 and fourth-quarter financial results do not reflect the impact of TXCO's proposed acquisition of Output Exploration LLC, announced Feb. 21, 2007. Closing is expected on or about April 2. Acquisition of the privately held oil and gas producer is expected to double TXCO's proved reserves and increase daily production by two-thirds.

Continuing Growth in Reserves
TXCO continued its long-term trend of year-over-year increases in proved reserves. Net proved reserves at the end of 2006 rose to 41.4 billion cubic feet equivalent of natural gas, up 5 percent from 39.4 Bcfe at year-end 2005. Combined with 2006 production of 5.9 Bcfe, gross reserve additions were 7.9 Bcfe. TXCO had a 134.5 percent all-source reserve replacement rate for the year. The standardized measure value of the estimated, discounted future net cash flows related to proved reserves at year end were $102.0 million, based on adjusted commodity prices of $57.75 per barrel for crude oil and $5.40 per million Btu for gas, compared with $98.0 million in 2005.

The Company's reserve life index stood at seven years, compared with 8.6 years at the end of 2005. TXCO's reserve mix at year end consisted of 81 percent oil and 19 percent gas, of which approximately 48 percent was proved developed. In the last five years, the Company's proved reserves have increased 325 percent. All reserve estimates were prepared by the independent engineering firms of DeGolyer and MacNaughton and William M. Cobb & Associates Inc. in accordance with Securities and Exchange Commission and Financial Accounting Standards Board requirements.

Management's Perspective
"The mostly positive results TXCO had in 2006, coupled with our proposed acquisition of Output Exploration, places the Company in an excellent position going forward," said Chairman, President and CEO James E. Sigmon. "Although disappointed with fourth-quarter Glen Rose Porosity results, we begin 2007 on a high note with higher capital availability, a large inventory of attractive drilling targets and three growth catalysts that offer us high-impact potential - the San Miguel oil sands project and Pearsall gas resource play in our core Maverick Basin area, plus the Marfa Basin shale play in West Texas.

"In addition, Output's assets in East Texas, along the Gulf Coast and in the Anadarko Basin offer us the opportunity to leverage our strength and knowledge of the Glen Rose formation and create additional value for our shareholders," Sigmon added.

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About The Exploration Company
The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin of Southwest Texas and the Marfa Basin in West Texas. The Company has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. Its business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq's Global Select Market under the symbol "TXCO."

Forward-Looking Statements
Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to oil and gas prices, capital expenditures, production levels, drilling plans, including the timing, number and cost of wells to be drilled, projects and expected response, and establishment of reserves. It is important to note actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the Company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2005, and its Form 10-Q for the quarter ended Sept. 30, 2006. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.

(Financial Information and Selected Operational Tables Follow)

THE EXPLORATION COMPANY
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31
(in thousands)	2006	2005
Assets

Current Assets
Cash and equivalents	$3,882	$6,083
Accounts receivable:
Joint interest owners	3,321	2,834
Oil and gas sales	5,811	6,510
Federal income tax	4,468	-
Prepaid expenses and other	887	1,620
Total Current Assets	18,369	17,047

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	119,574	84,467

Other Assets
Deferred tax asset	5,310	7,242
Other assets	548	780
Total Other Assets	5,858	8,022

Total Assets	$143,801	$109,536

THE EXPLORATION COMPANY
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31
(in thousands)	2006	2005
Liabilities And Stockholders' Equity

Current Liabilities
Accounts payable, trade	$7,969	$10,003
Undistributed revenue	1,035	2,479
Current income taxes payable	-	4,952
Notes payable	267	262
Derivative settlements payable	70	151
Accrued derivative obligation - short-term	321	2,084
Other payables and accrued liabilities	6,433	4,297
Total Current Liabilities	16,095	24,228

Long-Term Liabilities
Long-term debt	2,351	1
Accrued derivative obligation - long-term	-	461
Asset retirement obligation	1,703	1,565
Total Long-Term Liabilities	4,054	2,027

Commitments and Contingencies	-	-

Stockholders' Equity
Preferred stock; authorized 10,000,000 shares, Series A, -0- shares issued and outstanding Series B, -0- shares issued and outstanding	-	-
Common stock, par value $0.01 per share; authorized 50,000,000 shares, issued 33,290,698 and 29,479,697 shares, and outstanding 33,190,898 and 29,379,897	333	295
Additional paid-in capital	122,108	89,680
Retained earnings (accumulated deficit)	2,619	(4,622)
Accumulated other comprehensive loss, net of tax	(1,162)	(1,826)
Less treasury stock, at cost, 99,800 shares	(246)	(246)
Total Stockholders' Equity	123,652	83,281

Total Liabilities and Stockholders' Equity	$143,801	$109,536

THE EXPLORATION COMPANY
Condensed Consolidated Statements of Operations
(Unaudited)

		Years Ended December 31
	(in thousands, except earnings per share data)	2006	2005	2004
	Revenues
	Oil and gas sales	$56,520	$38,533	$30,181
	Gas gathering operations	15,853	28,430	27,536
	Other operating income	45	37	18
	Total Revenues	72,418	67,000	57,735

	Costs and Expenses
	Lease operations	7,248	6,470	5,460
	Production taxes	2,551	2,180	1,588
	Exploration expenses	2,968	3,266	2,449
	Impairment and abandonments	1,722	1,406	2,355
	Gas gathering operations	16,255	28,312	25,292
	Depreciation, depletion and amortization	23,840	12,597	9,851
	General and administrative	7,298	5,439	4,853
	Total Costs and Expenses	61,882	59,670	51,848

	Income from Operations	10,536	7,330	5,887

	Other Income (Expense)
	Interest income	550	89	32
	Interest expense	(269)	(2,920	(2,909
	Loan fee amortization	(216)	(132	(83
	Derivative mark-to-market gain (loss)	1,995	(2,128	(19
	Derivative settlements loss	(2,686)	(9,115	-
	(Loss) gain on sale of assets	(8)	24,540	-
	Total Other Income (Expense)	(634)	10,334	(2,979

	Income before income taxes and minority interest	9,902	17,664	2,908
	Minority interest in income of subsidiaries	-	-	35

	Income before income taxes	9,902	17,664	2,943
Income tax (benefit) expense --	current	1,232	4,851	146
	deferred	1,429	(928	-

	Net Income	$7,241	$13,741	$2,797

	Earnings Per Share:
	Basic Earnings Per Share	$0.23	$0.48	$0.11
	Diluted Earnings Per Share	$0.22	$0.48	$0.10

Weighted average number of common shares outstanding:
	Basic	31,916	28,444	26,066
	Diluted	33,247	28,885	26,971

THE EXPLORATION COMPANY
Condensed Consolidated Statements of Stockholders' Equity
(Unaudited)

				Retained	Accumulated
			Additional	Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehen-	Treasury
(in thousands)	Shares	Amount	Capital	Deficit)	sive Loss	Stock	Total
Balance at December 31, 2003	22,243	$222	$63,976	$(21,160)	-	$(246)	$42,792

Issuance of common stock - net of expenses of $1,237	5,867	59	19,797	-	-	-	19,856
Non-cash compensation	-	-	237	-	-	-	237
Net income for the year	-	-	-	2,797	-	-	2,797

Balance at December 31, 2004	28,110	281	84,010	(18,363)	-	(246)	65,682

Common stock options & warrants exercised	912	9	2,907	-	-	-	2,916
Issuance of common stock - net of expenses of $-0-	458	5	2,763	-	-	-	2,768
Comprehensive income:
Net income for the year	-	-	-	13,741	-	-	13,741
Deferred hedge losses - net of $1,055 in income taxes	-	-	-	-	(1,826)	-	(1,826)
Total comprehensive income							11,915

Balance at December 31, 2005	29,480	295	89,680	(4,622)	(1,826)	(246)	83,281

Stock grants	331	3	-	-	-	-	3
Common stock options & warrants exercised	419	4	793	-	-	-	797
Issuance of common stock - net of expenses of $1,735	3,061	31	30,428	-	-	-	30,459
Non-cash compensation	-	-	1,207	-	-	-	1,207
Comprehensive income:
Net income for the year	-	-	-	7,241	-	-	7,241
Deferred hedge gain - net of $372 in income taxes	-	-	-	-	664	-	664
							7,905

Balance at December 31, 2006	33,291	$333	$122,108	$2,619	$(1,162)	$(246)	$123,652

THE EXPLORATION COMPANY
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Years Ended December 31
(in thousands)	2006	2005	2004
Operating Activities
Net income	$7,241	$13,741	$2,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	24,056	12,597	9,851
Impairments and abandonments	1,722	1,406	2,354
Minority interest in income of subsidiaries	-	-	(35)
Loss (gain) on sale of assets	8	(24,540)	-
Deferred tax expense (benefit)	1,560	(928)	-
Non-cash interest expense and accretion of liability - redeemable preferred stock	-	684	1,016
Non-cash stock compensation expense	1,207	-	237
Non-cash derivative mark-to-market (gain) loss	(1,995)	2,128	(134)
Non-cash change in components of OCI	806	-	-
Payment to terminate cash flow hedge	-	(2,356)	-
Changes in operating assets and liabilities:
Receivables	213	(984)	(4,147)
Prepaid expenses and other	747	(469)	(81)
Accounts payable and accrued expenses	(2,342)	44	4,636
Current income taxes (receivable) payable	(8,499)	4,937	(47)
Net cash provided by operating activities	24,724	6,260	16,447
Investing Activities
Development and purchases of oil and gas properties	(52,927)	(49,672)	(39,335)
Purchase of other equipment	(6,941)	(37)	(224)
Proceeds from sale of oil and gas assets	23	78,002	-
Changes in minority interests	-	-	(159)
Net cash provided (used) by investing activities	(59,845)	28,293	(39,718)
Financing Activities
Proceeds from bank credit facility	13,450	15,001	19,099
Payments on bank credit facility	(11,100)	(32,099)	(17,295)
Payments on installment and other obligations	(489)	(1,761)	(593)
Proceeds from installment and other obligations	494	356	377
Redemption of preferred stock	-	(16,000)	-
Proceeds from common stock transactions, net of expenses	30,565	2,915	18,620
Net cash provided (used) by financing activities	32,920	(31,588)	20,208
Change in Cash and Equivalents	(2,201)	2,965	(3,063)
Cash and Equivalents at Beginning of Year	6,083	3,118	6,181

Cash and Equivalents at End of Year	$3,882	$6,083	$3,118

Supplemental Disclosures
Cash paid for interest	$213	$3,224	$3,011
Cash paid for income taxes	4,881	158	-

THE EXPLORATION COMPANY
SELECTED QUARTERLY FINANCIAL INFORMATION
SELECTED FINANCIAL INFORMATION - BALANCE SHEET

	2006	2005
	4TH	4TH
(in thousands)	QUARTER	QUARTER

Current Assets	$18,369	$17,047

Property and Equipment - Net	119,574	84,467

Other Assets	5,858	8,022

Total Assets	$143,801	$109,536

Current Liabilities	$16,095	$24,228

Long-Term Liabilities	4,054	2,027
Stockholders' Equity	123,652	83,281

Total Liabilities and Stockholders' Equity	$143,801	$109,536

THE EXPLORATION COMPANY
SELECTED QUARTERLY FINANCIAL INFORMATION
SELECTED FINANCIAL INFORMATION - INCOME STATEMENT

	2006	2005
	4TH	4TH
(in thousands, except per share data)	QUARTER	QUARTER

Revenues
Oil and gas sales	$12,131	$11,022
Gas gathering operations	3,123	8,747
Other	6	7
Total Revenues	15,260	19,776

Costs and Expenses
Lease operations	1,920	1,449
Production taxes	381	581
Exploration expenses	2,008	1,439
Impairment and abandonments	628	(529)
Gas gathering operations	3,326	9,235
Depreciation, depletion and amortization	12,948	2,118
General and administrative	1,632	1,313
Total Costs and Expenses	22,843	15,606

Income (loss) from Operations	(7,583)	4,170

Other Income (Expense)
Interest income	79	54
Interest expense	(60)	(42)
Loan fee amortization	(42)	(65)
Derivative mark-to-market gain / (loss)	208	8,704
Derivative settlements gain / (loss)	(146)	(8,115)
Gain on sale of assets	3	-
Total Other Income (Expense)	42	536

Income (loss) before income tax	(7,541)	4,706
Income tax (benefit) expense	(3,138)	1,933

Net Income (Loss) Reported	$(4,403)	$2,773

THE EXPLORATION COMPANY
SELECTED QUARTERLY FINANCIAL INFORMATION
SELECTED FINANCIAL INFORMATION - INCOME STATEMENT (continued)

	2006	2005
	4TH	4TH
	QUARTER	QUARTER

EBITDA	$6,227	$5,759

EBITDAX	$8,235	$7,198

Earnings per share - Reported
Basic	$(0.14)	$0.10
Diluted	$(0.13)	$0.09

EBITDA per share
Basic	$0.19	$0.20
Diluted	$0.18	$0.19

EBITDAX per share
Basic	$0.25	$0.25
Diluted	$0.24	$0.24

Weighted average number of common shares outstanding
Basic	32,816	28,860
Diluted	33,908	30,002

Sales volumes - Oil and Gas
Gas (MMcf)	240	320
Oil (MBbl)	204	131
Equivalent (MMcfe)	1,464	1,106

THE EXPLORATION COMPANY
SELECTED QUARTERLY FINANCIAL INFORMATION
SELECTED FINANCIAL INFORMATION - CASH FLOWS

	2006	2005
	4TH	4TH
(in thousands)	QUARTER	QUARTER

Net income (loss)	$(4,403)	$2,773

Adjustments to reconcile net income to
net cash provided by operating activities
Depreciation, depletion and amortization	12,990	2,118
Impairments and abandonments	628	(529)
Gain on sale of assets	(3)	-
Deferred tax expense	3,079	270
Non-cash change in components of other comprehensive income	806	-
Non-cash compensation expense	233	-
Non-cash derivative mark-to-market (gain) loss	(208)	(8,704)
Payment to terminate cash flow hedge	-	(2,356)
Changes in operating assets and liabilities	(2,348)	364

Net cash provided by operating activities	$10,774	$(6,064)

Capital Expenditures	$15,711	$18,144

THE EXPLORATION COMPANY SELECTED OPERATING DATA

	Year Ended December 31,
($'s in thousands, except average prices)	2006	2005

Net cash provided in operating activities	$24,724	$6,260

Ebitdax *	40,273	24,599

Ebitda *	37,305	21,333

Debt to asset ratio	1.8%	0.2%

Sales

Oil:
Sales, in mBbl	791	397
Average realized sales price per barrel, excluding hedging impact	$62.56	$54.21

Natural Gas:
Sales, in mmcf **	1,104	2,222
Average realized sales price per mcf, excluding hedging impact	$7.18	$7.65

Equivalent Basis:
Sales in mBOE	975	768
Average realized sales price per BOE, excluding hedging impact	$58.88	$50.20

Sales in mmcfe **	5,852	4,605
Average realized sales price per mcfe, excluding hedging impact	$9.81	$8.37

Other Operating Data
Total lifting costs	$9,800	$8,650
Lifting costs per mcfe	$1.67	$1.88

Sales volume - oil properties - mBbl	785	375
Oil prop. lifting costs-oil (Incl Prod & Sev Tax)	$7,813	$4,803
Oil prop. lifting costs per barrel	$9.95	$12.82

Glen Rose Porosity sales volume - mBbl	683	229
Glen Rose Porosity lifting costs per barrel	$6.37	$4.92

Sales volume - gas properties - mcf **	1,023	2,080
Gas prop. lifting costs-gas (Incl Prod & Sev Tax)	$1,958	$3,847
Gas prop. lifting costs per mcf	$1.91	$1.85

Total depletion cost per BOE	$24.26	$16.14
Total depletion cost per mcfe	$4.04	$2.69

* Please see TXCO's Web site at www.txco.com for a reconciliation of these non-GAAP financial measures.
** Quantities reflect impact of gas production sold to EnCana Oil & Gas (USA) Inc., effective Sept. 1, 2005.